This Agreement, made this 25th day of June, 1996, between (Seller)
         Digital Equipment Corporation, with its principal place of business at 165 Dascomb Road, Andover, MA., 01810-5897, and (Buyer) Delta Parts Inc. with its' principle place of business at 11401 Rupp Drive Burnsville, MN 55337, exclusively governs the purchase and sale of computer equipment (Material). The following terms and conditions exclusively govern the sale of all Material covered by this Agreement.

Section I - Offer and Acceptance

         1. This Agreement constitutes an offer by Seller for the sale of Material, expressly limited to the terms herein. Digital reserves the right to revoke this offer at any time prior to its acceptance. This offer shall expire five (5) days after its issue date unless accepted by Buyer or extended in writing by Seller. Acceptance shall be accomplished by return of an executed copy of this Agreement. Acceptance by Buyer is limited to the provisions of this Agreement. No additional or different provisions proposed by Buyer shall apply.

         2. Delivery of Material shall be FOB Destination. Seller shall select the carrier and shall pay all transportation charge. Shipment of said material shall occur within ten (10) days of execution of this agreement.

Section II - Pricing/Payment

         1. The inventory purchase price shall be $600,000.00 as per attached. Said payment schedule shall be as follows:

                  a. The initial payment of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) must be paid upon execution of this Agreement

                  b. The second installment payment of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) will be paid via Digital Debit Memo upon execution of this Agreement.

                  c. The final installment payment of the remaining balance, estimated to be TWO HUNDRED THOUSAND DOLLARS ($200,000.00), must be paid no later than ninety (90) days from execution of the Agreement. Final Payment must be received by Digital no later than September 24, 1996.

         2. Buyer agrees to pay the Seller the referenced amounts commencing the day the Sales Agreement is signed by both Buyer and Seller. Seller and Buyer agree that inventory balances may change and said payment by Buyer to Seller will reflect said adjustments. Buyer must reference "Account #" (FSL) on the Check and remit to:

                  Digital Equipment Corporation,
                  165 Dascomb Rd.
                  Andover, MA 01810
                  Mail Stop 1-2/N1
                  Attention: John Bloomer

         3. Buyer acknowledges and agrees that payment shall be non-refundable, if Buyer fails to fulfill any of its obligations set forth in this Agreement. Further Buyer acknowledges that Material will be available to the next highest bidder should Buyer fail to fulfill its obligations set forth in this Agreement.

         4. Buyer shall be responsible for the payment of any and all taxes imposed upon the sale, use, or transfer of the Material purchased.

         5. Buyer will pay full standard cost for material considered to be finished goods inventory and fifteen percent (15%) of standard for material in the defective state.

Section III - Warranties

         1. Buyer acknowledges: Sale of Material is not within the normal course of Seller's business; Material has been inspected and/or tested by Seller to ascertain its condition, and has been refurbished or reconditioned by Seller, and is in good, ready to use condition.

         2. OTHER THAN SET FORTH ABOVE SECTION III(1),BUYER AGREES TO PURCHASE AND ACCEPT ALL MATERIAL "AS IS" AND "WITH ALL FAULTS" AND WAIVES ALL WARRANTIES, EXPRESS AND IMPLIED IN LAW, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL SELLER HAVE ANY LIABILITY WHATSOEVER FOR DIRECT, CONSEQUENTIAL, SPECIAL, INDIRECT, OR INCIDENTAL DAMAGES, INCLUDING WITHOUT LIMITATION, ANY DAMAGES RESULTING FROM LOSS OF DATA OR USE OR LOSS OF PROFITS AS A RESULT OF ITS PERFORMANCE THEREUNDER OR THE USE OR OPERATION OF THE MATERIAL PURCHASED. IN NO EVENT SHALL SELLER'S LIABILITY FOR ANY CAUSE WHATSOEVER EXCEED THE PURCHASE PRICE PAID TO SELLER THEREUNDER.

         3. Buyer shall defend, indemnify, and hold harmless the Seller from any claims, losses, damages, costs, and expenses (including reasonable attorney's fees and settlement costs) against Seller resulting from Buyer's sale, transfer, or distribution of Material.

Section IV - Confidentiality; Intellectual Property

         1. Buyer shall not, without obtaining the prior written consent of Seller, disclose, advertise, or publish the fact that Seller has furnished, or contracted to furnish, to Buyer the Material or any other material.

         2. Seller shall have no obligations with respect to any claim that any Material purchased under this Agreement infringes a patent, copyright, trademark, trade secret, or any other intellectual property right in any country where Buyer sells, directly or indirectly, the Material.

         3. Buyer shall indemnify and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including reasonable attorney's fees and settlement costs) arising out of or relating to Buyer's failure to perform its obligations under this
         Section IV or Buyer's possession, use, sale. or other disposition of the Material.


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

Section VI - Resale of Material

         1. The Buyer will stock said inventory per the attached Program Requirements with the expectation that a portion of said procured inventory will be purchased back from Seller to meet Seller's business requirements.

         2. Buyer acknowledges that Seller makes no representation, express or implied, that Material may be available for sale in the future.

Section VII - Audit

         During the term of this Agreement and for six (6) months after final payment to Seller, Seller shall have the right to audit all of Buyer's records, accounts and inventory with respect to Buyer's performance under this Agreement upon reasonable notice during normal business hours. Seller shall have the right at any time during normal business hours to enter Buyer's premises for the purposes of making an inspection to ensure Buyer's compliance with its obligations under this Agreement.

Section VIII - General

         1. Material is sold to Buyer for commercial uses only and is not intended to be sold or resold for use in critical safety systems or nuclear facilities.

         2. Buyer hereby acknowledges that it will not export any Material, any written or other technical information relating thereto, or any product incorporating the Material, without first obtaining required U.S. Government export licenses. Buyer further acknowledges that it is knowledgeable about U.S. Government export licensing requirements or that it will become so prior to engaging, directly or indirectly, in any export transaction involving the Material.

         3. Buyer may not assign, transfer, or subcontract any of its rights, duties, or obligations thereunder without the prior written consent of Seller.

         4. Buyer is an independent contractor and not an agent or employee of Seller, and Buyer may not represent or make any commitments on behalf of Seller.

         5. Buyer agrees to ensure that all Materials and components will be dispositioned in compliance with all applicable federal, state, local laws, standards and requirements.

         6. If any provision of this Agreement is held invalid by any law or regulation of any government or by any court, such invalidity shall not affect the enforceability of the other provisions herein. Any action against Seller must be brought within eighteen (18) months after the cause of action arises.

         7. This Agreement is in addition to all prior agreements and understandings between the parties. No change, termination, or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom enforcement is sought.

         8. This Agreement and the rights and obligations of the parties hereto shall be interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.



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

         9. Before sale of Material, Seller will verify Buyer is not found on the Denied Parties List. No Material will be sold to any Buyer found on this list. SBA/invoice will show verification of check by Buyer.


         IN WITNESS WHEREOF, the parties have set their hands and seals this _____________. (Month/Day/Year)



DIGITAL EQUIPMENT CORPORATION               DELTA PARTS INC.
(Seller)                                        (Buyer)


By: /s/ John Gough                          By: /s/ Mark P. Duffy
    -----------------------------               ----------------------------
         John Gough                               Mark P. Duffy


By: /s/ John Gottwald
    -----------------------------
         John Gottwald


By: /s/  Rick Catino
    -----------------------------
         Rick Catino


By: /s/ Rick Egan
    -----------------------------
         Rick Egan


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